Exhibit 99.1

CONTACTS:

Onstream Media:	Investor Relations:
Chris Faust	Brett Maas
FastLane Communications	Hayden Communications
973-226-4379	646-536-7331
cfaust@fast-lane.net	brett@haydenir.com

FOR IMMEDIATE RELEASE:

Onstream Media Announces Recent Developments

--Including Termination of Narrowstep Acquisition, Continued Cost Cutting Measures and Pending Patent Update--

POMPANO BEACH, FL – March 20, 2009 – Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand digital media communications and applications, today announced several recent corporate actions and business developments, including the termination of the Definitive Agreement to acquire Narrowstep, Inc., an update on certain cost cutting measures and an update on the Company’s pending patent applications.

Narrowstep Acquisition

On March 18, 2009, based on a provision in the Definitive Agreement, Onstream terminated the Definitive Agreement and the acquisition of Narrowstep, Inc.

Mr. Randy Selman, Onstream’s President and CEO, stated, “Although we have spent significant time and resources over the past ten months pursuing the completion of the Narrowstep transaction, we have come to the conclusion that this transaction is no longer in the best interest of Onstream’s shareholders. This decision was based on the recent adverse economic conditions as well as a directive from our shareholders, directors and other advisors to attain positive cash flow in the near-term. Unfortunately, as a result of our most recent assessment of Narrowstep’s current financial condition, we determined that the proposed combination would not result in us meeting that objective.”

Mr. Selman continued, ”Although we still believe in the future of IPTV technology,  it is currently more prudent to conserve our near-term cash resources while focusing on more immediate priorities, such as iEncode, our webcast-in-a-box appliance, and Streaming Publisher, our latest addition to the Digital Media Services Platform (DMSP). We will continue to search for cost-effective ways of pursuing and developing technologies for our IPTV platform.”

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Cost Cutting Measures

During February 2009, the Company implemented actions that it believes will reduce its personnel, and certain other operating costs, by approximately $65,000 per month, most of which will be realized immediately, with the full amount of savings being attained starting in May, 2009.

Mr. Selman remarked, “Onstream’s management is committed to bringing the Company to positive operating cash flow status as soon as possible, and furthermore we believe that the steps already taken to decrease certain personnel and other operating costs are an important element in reaching that goal. Furthermore, the Company has already undertaken a second phase of cost cutting focused on its facilities and operating infrastructure, which is expected to result in cost savings during the June 30, 2009 quarter, although it may take up to one year for the full financial impact of these measures to be seen. The Company will continue to closely monitor its revenue, expenses and other business activity to determine if further cost reductions are considered necessary and will take such actions if the Company is not recognizing positive operating cash flow by the end of the June 30, 2009 quarter.”

Patents Pending

As part of its 2007 acquisition of Auction Video, the Company acquired the rights under a patent pending related to a video ingestion and flash transcoder developed by Auction Video, and in April 2008, as part of the Company’s pursuit of the granting of that patent, revised the original patent application primarily for the purpose of splitting it into two separate applications, which, while related, are being evaluated separately by the U.S. Patent Office. At the time the Company issued its Form 10-Q for the period ended December 31, 2008, it reported that the U.S. Patent Office had issued non-final rejections of the claims pending in the first of the two applications and that the Company had filed a formal appeal to the latest non-final rejection.

Mr. Selman announced,”We were recently notified that the U.S Patent Office has granted the actions sought by us in connection with our recent appeal, primarily a re-hearing of our claims by a different examiner group within the U.S. Patent Office. The Company continues to be optimistic about the prospects for the ultimate approval of this patent application and will provide updates on this matter as information becomes available.”

The U.S. Patent Office has taken no formal action with regard to the second of the two applications.

About Onstream Media:

Onstream Media Corporation (NASDAQ: ONSM) is an online service provider of live and on-demand internet video, corporate web communications and content management applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The DMSP provides our clients with intelligent delivery and syndication of video advertising, and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user- generated content in combination with social networks and online video classifieds, utilizing Onstream Media’s Auction Video™ (patent pending) technology. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. In fact, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services.

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Select Onstream Media customers include: AAA, AXA Equitable Life Insurance Company, Bonnier Corporation, BT Conferencing, Dell, Disney, MGM, National Press Club, PR Newswire, Shareholder.com and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, eBay, FiveAcross/Cisco and Qwest. For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

Additional Information and Where to Find It

Onstream has filed with the SEC a preliminary Registration Statement on Form S-4, which includes a joint proxy statement/prospectus of Onstream and Narrowstep and other relevant materials in connection with the previously proposed transaction. However, Onstream intends to withdraw this filing in the near future.

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